COOPERS & LYBRAND L.L.P.
                             333 Market Street
                       San Francisco, CA 94105-2119

                             January 20, 1998








  Securities and Exchange Commission
  450 5th Street, N.W.
  Washington, D.C. 20549

  Gentlemen:

            We have read the statements made by Sepragen Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of January 1998. We agree with the statements concerning our Firm in such Form 8-K.


                                Very truly yours,

                                /s/ Coopers & Lybrand L.L.P.